Exhibit 2.1

EXECUTION COPY

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment No. 1” or this “Agreement”), dated as of November     , 2012, to the Asset Purchase Agreement, dated as of November 2, 2012 (the “Asset Purchase Agreement”), is made by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company (“Purchaser”), and Residential Capital, LLC (“ResCap”), Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage”), each of which is a Delaware limited liability company, Executive Trustee Services, LLC, a Delaware limited liability company (“ETS LLC”), ETS of Washington, Inc., a Washington corporation (“ETS WA” and together with ETS LLC, “ETS”), EPRE LLC, a Delaware limited liability company (“EPRE”), GMACM Borrower LLC, a Delaware limited liability company (“GMACM Borrower”), and RFC Borrower LLC, a Delaware limited liability company (“RFC Borrower” and together with ResCap, RFC, GMAC Mortgage, ETS, EPRE and GMACM Borrower, the “Sellers”).

WHEREAS, the parties hereto desire to amend and restate certain sections of the Asset Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used in this Amendment No. 1 shall have the respective meanings set forth in the Asset Purchase Agreement.

2. Amendments to Section 1.1.

(a) The following definitions are added to Section 1.1 of the Asset Purchase Agreement, to be included in the appropriate alphabetical location:

“ “Assumed DOJ/AG Settlement Obligations” has the meaning set forth in Section 6.16A(a).”

“ “Applicable Internal Costs” means, with respect to Purchaser’s employees who provide the support or assistance to ResCap Sellers described in Sections 6.16A and 6.16B, amounts equal to the allocable portion of their compensation, benefits and overhead in respect of such support or assistance, determined in accordance with a methodology agreed between Purchaser and ResCap Sellers in a Transition Services Agreement related to the Foreclosure Review Obligations and the DOJ/AG Settlement Obligations.”

“ “Borrower Payment Amount” has the meaning set forth in Exhibit C to the DOJ/AG Settlement.”

“ “Consumer Relief Requirement” has the meaning set forth in Exhibit D to the DOJ/AG Settlement.”

“ “Court” has the meaning set forth in Section 6.16A(c).”

“ “Foreclosure Review Obligations” has the meaning set forth in Section 6.16B.”

“ “Monitor” means the Monitor described in Exhibit E to the DOJ/AG Settlement.”

“ “Motion” has the meaning set forth in Section 6.16A(c).”

“ “Performing Entity” means the ResCap Sellers, or one or more successor estate fiduciaries, or AFI solely to the extent that such entity is performing obligations of the ResCap Sellers under the DOJ/AG Settlement or the Consent Order. However, this definition does not alter in any way AFI’s or the Rescap Sellers’ obligations under the DOJ/AG Settlement, including but not limited to Exhibit I, “Addendum to Federal and State Agreements,” and the Consent Order.”

“ “ResCap Sellers” means ResCap and GMAC Mortgage.”

(b) The definition of “Consent Order” in Section 1.1 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“ “Consent Order” means the Consent Order entered by the FRB and the FDIC on April 13, 2011 in the action styled In the Matter of Ally Financial, Inc, et al., FRB Docket No. 11-020-B-HC & 11-020-B-DEO, FDIC-11-123b, with respect to an agreement among the FRB and the FDIC, on the one hand, and AFI, Ally Bank, ResCap, GMAC Mortgage, and their institution-affiliated parties, on the other hand.”

(c) The definition of “DOJ/AG Settlement” in Section 1.1 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“ “DOJ/AG Settlement” means the Consent Judgment with accompanying exhibits entered by the United States District Court for the District of Columbia on April 5, 2012 (Docket # 13) in the action styled United States of America, et al. v. Bank of America Corp., et al., No. 12-CV-00361, with respect to the settlement agreement among the plaintiffs in that action and AFI, Ally Bank, ResCap and GMAC Mortgage.”

3. Amendment to Section 6.16. Section 6.16 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.16A DOJ/AG Settlement.

(a) Purchaser agrees to perform, from and after the Closing Date, the obligations of the ResCap Sellers under the DOJ/AG Settlement regarding the Purchased Assets; provided, however, that Purchaser is not required to perform the obligations excluded under Section 6.16A(b) below. The obligations under the DOJ/AG Settlement that Purchaser is obligated to perform as provided in this Section 6.16A are collectively referred to as the “Assumed DOJ/AG Settlement Obligations”. Unless a different definition is provided in this Agreement, terms defined in the DOJ/AG Settlement have the same meaning when used in this Section 6.16A. The Assumed DOJ/AG Settlement Obligations include the obligations set forth in the following Exhibits to the DOJ/AG Settlement, except to the extent excluded under Section 6.16A(b) below:

(1) Exhibit A, entitled “Settlement Term Sheet”;

(2) Exhibit C, entitled “Borrower Payment Amount”;

(3) Exhibit D, entitled “Consumer Relief Requirements”;

(4) Exhibit E, entitled “Enforcement Terms”;

(5) Exhibit H, entitled “USDOJ Servicemembers Civil Relief Act Settlement Provisions: Ally Financial, Inc., Residential Capital, LLC, and GMAC Mortgage, LLC”; and

(6) Exhibit I, entitled “Addendum to Federal and State Agreements.”

(b) Notwithstanding anything in this Agreement to the contrary, the Assumed DOJ/AG Settlement Obligations shall not include, and Purchaser shall have no obligation or responsibility to perform and shall have no liability in connection with, any obligation or responsibility under the DOJ/AG Settlement that:

(1) Relates to servicing or other activities other than those regarding the Purchased Assets;

(2) By its terms is required to be performed before the Closing Date; however, this does not exclude continuing obligations to perform the obligations or responsibilities set forth in this Section 6.16A from and after the Closing Date without regard to whether the obligation or responsibility was properly performed prior to the Closing Date; or

(3) Involves any payment, penalty or financial obligation provided for in or arising under the DOJ/AG Settlement, including but not limited to any such payment, penalty or obligation in connection with Articles III, IV or VI thereof or any of the Exhibits referenced in such Articles, including but not limited to any Borrower Payment Amount as set forth in Exhibit C or any Consumer Relief Requirement as set forth in Exhibit D (“Consumer Relief Requirement”), except with respect to the indemnity provided in Section 6.16A(e).

(c) Promptly upon approval by the Bankruptcy Court of the sale to Purchaser, ResCap Sellers and Purchaser shall file a motion and proposed order (the “Motion”) in the form attached hereto as Exhibit 12 in the United States District Court for the District of Columbia (“Court”) in United States of America, et al. v. Bank of America Corp., et al., No. 12-CV-00361. Such Motion shall notify the Court and all Plaintiffs and Defendants of (i) the sale of the Purchased Assets to Purchaser, (ii) Purchaser’s Assumed DOJ/AG Obligations as provided in this Section 6.16A, and (iii) Plaintiffs’ confirmation that Plaintiffs’ enforcement rights against Purchaser with respect to any Assumed DOJ/AG Settlement Obligations shall be limited to orders directing non-monetary equitable relief (including, injunctive relief, specific performance or other non-monetary corrective action). The proposed order granting the Motion shall provide that Plaintiffs may not seek imposition of civil penalties or other monetary relief of any type (including without limitation the penalties specified in Section J(3)(b) of Exhibit E of the DOJ/AG Settlement); however, this does not prohibit the imposition of civil contempt sanctions ancillary to any equitable relief granted by the Court to the extent the Purchaser fails to comply with its obligations in accordance with this Section 6.16A. Upon issuance of an order in the form attached to such Motion, Plaintiffs shall have the right to enforce Purchaser’s obligations to perform the Assumed DOJ/AG Settlement Obligations under this Section 6.16A, as set forth in the order.

(d) Purchaser agrees to cooperate with and assist ResCap Sellers or any Performing Entity and their respective counsel and other advisors with regard to ResCap Sellers’ performance of their obligations under the DOJ/AG Settlement regarding the Purchased Assets and that are not included in the Assumed DOJ/AG Settlement Obligations, including any such obligations in respect of the Consumer Relief Requirements, the SCRA foreclosure file review, and ResCap Sellers’ monitoring, testing and reporting requirements during the Term of the DOJ/AG Settlement; provided any such requests for cooperation allows Purchaser a reasonably sufficient time to respond and if such requests requires Purchaser to incur any expenses or costs, ResCap Sellers or any Performing Entity shall promptly reimburse Purchaser for the same. Such cooperation and assistance will include making available all necessary Books, Records, and relevant Mortgage Loan Documents transferred by ResCap Sellers to Purchaser in connection with the Purchased Assets, and by providing such other information and access to systems and personnel as may reasonably be requested by ResCap Sellers, any Performing Entity, or their respective counsel and other advisors in connection with such obligations. The Purchaser’s agreement to cooperate and assist in this Section 6.16A(d) is conditioned on the prompt reimbursement by the ResCap Sellers or any Performing Entity of any and all out-of-pocket or third party costs and expenses and Applicable Internal Costs incurred by Purchaser or its Affiliates in connection with such cooperation and assistance. Under no circumstances shall Purchaser have any obligation, responsibility or liability for any fees, costs or expenses of the Monitor or incurred as a result of requests or demands of Purchaser by the Monitor, which fees, costs and expenses shall be paid directly by ResCap Sellers or any Performing Entity.

(e) The parties agree that any liability that ResCap Sellers or Performing Entity may incur as a result of any failure of Purchaser or its Affiliates to comply with the terms of the DOJ/AG Settlement will remain the sole liability of ResCap Sellers or Performing Entity and Purchaser shall have no obligation, responsibility or liability therefor; provided, however, that Purchaser shall indemnify ResCap Sellers or Performing Entity for any fines or penalties that are imposed on ResCap Sellers or Performing Entity by Plaintiffs solely as a result of any knowing failure by Purchaser to comply with the Assumed DOJ/AG Settlement Obligations. ResCap Sellers or Performing Entity will provide prompt written notice to Purchaser following receipt of notice from Plaintiffs or Monitor alleging that any act or omission by Purchaser or its Affiliates has resulted in any failure to comply with the terms of the DOJ/AG Settlement.

Section 6.16B Consent Order.

Purchaser agrees to cooperate with and assist ResCap Sellers, any Performing Entity and their respective counsel and other advisors with regard to ResCap Sellers’ performance of their obligations under paragraphs 3, 4 and 22 of the Consent Order regarding the Purchased Assets, including without limitation making available the necessary personnel, systems and processes, as well as the Books, Records, and relevant Mortgage Loan Documents that ResCap Sellers transferred to Purchaser in connection with the Purchased Assets as are reasonably necessary for ResCap Sellers, any Performing Entity and their respective counsel, the independent consultant and the law firms advising the independent consultant to (i) complete the independent review of foreclosure actions and associated reporting obligations to the FRB with respect thereto, and (ii) implement the related borrower remediation plan (including facilitating non-monetary remediation such as refinancings or loan modifications at the expense of ResCap Sellers’ or any Performing Entity), in each case as such obligations are finally approved by the FRB (collectively, the “Foreclosure Review Obligations”); provided any such requests for cooperation allows Purchaser a reasonably sufficient time to respond and if such requests requires Purchaser to incur any expenses or costs, ResCap Sellers or any Performing Entity shall promptly reimburse Purchaser for the same. Furthermore, Purchaser’s obligations under this Section 6.16B shall be conditioned upon the prompt reimbursement by ResCap Sellers or any Performing Entity of any and all out-of-pocket or third party costs and expenses and Applicable Internal Costs incurred by Purchaser or its Affiliates in connection with compliance with the Foreclosure Review Obligations. Under no circumstances shall Purchaser have any obligation or responsibility for any fees, costs and expenses of the independent consultant and its supporting law firms and advisors, which fees, costs and expenses shall be paid directly by ResCap Sellers or any Performing Entity.

Section 6.16C Additional Related Provisions.

(a) ResCap Sellers must comply with and ensure the continued performance of their obligations under paragraphs 3, 4 and 22 of the Consent Order, and will comply with all terms and conditions of the DOJ/AG Settlement not included in the Assumed DOJ/AG Settlement Obligations. If Purchaser transfers the servicing of any Mortgage Loan the servicing of which is included in the Purchased Assets and which is subject to the Consent Order or DOJ/AG Settlement to another Person, then Purchaser shall cause, including for the benefit of the ResCap Sellers and any Performing Entity, such other Person to assume Purchaser’s obligations under Sections 6.16A, 6.16B and 6.16C with respect to such Mortgage Loan.

(b) Except as provided in Section 6.16A(c), only the ResCap Sellers or Performing Entity may enforce the Foreclosure Review Obligations and Assumed DOJ/AG Settlement Obligations against Purchaser. Furthermore, except as provided in Section 6.16A(c), nothing in this Agreement shall provide the FRB, the FDIC, or the Plaintiffs in the DOJ/AG Settlement with any rights to enforce the Foreclosure Review Obligations or Assumed DOJ/AG Settlement Obligations against Purchaser, or constitute any consent by Purchaser to the jurisdiction of the FRB, the FDIC, or the United States District Court for the District of Columbia in connection with such obligations.

(c) It is expressly understood and agreed that all references to Purchaser in this Section 6.16 shall refer to (i) the Purchaser solely with respect to the Purchased Assets other than the Walter Assets and (ii) the Walter Entity solely with respect to the Walter Assets. The Purchaser shall have no obligations pursuant to this Section 6.16, the Consent Order and the DOJ/AG Settlement with respect to the Walter Assets and the Walter Entity shall have no obligations pursuant to this Section 6.16, the Consent Order and the DOJ/AG Settlement with respect to the Purchased Assets other than the Walter Assets. For the avoidance of doubt, Purchaser agrees that it will be a condition to the transfer of the Walter Assets to the Walter Entity that such Walter Entity agrees to the same obligations, with respect to the Walter Assets, to which Purchaser has agreed pursuant to this Section 6.16 with respect to Purchased Assets.”

4. Amendment to Section 6.7(a). The date of November 15, 2012 set forth in Section 6.17(a) is hereby amended to be November 20, 2012.

5. Amendment to Section 9.1(a). The date of November 30, 2012 set forth in Section 9.1(a) is hereby amended to be December 7, 2012.

6. Amendment to Section 9.1(c). The first sentence of Section 9.1(c) is hereby deleted in its entirety.

7. Conditions to Effectiveness; Reference to and Effect on the Asset Purchase Agreement.

(a) This Amendment No. 1 shall be effective upon (i) the execution and delivery hereof by each of Purchaser and Sellers and (ii) entry of the Sale Approval Order.

(b) Each reference in the Asset Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Asset Purchase Agreement as amended and supplemented by this Amendment No. 1.

(c) Except to the extent specifically set forth herein, the provisions of the Asset Purchase Agreement shall not be amended, modified, waived, impaired or otherwise affected hereby, and the Asset Purchase Agreement and the obligations thereunder are hereby confirmed as being in full force and effect.

8. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the Laws of the State of New York without regard to any conflicts of law principles thereof or any other jurisdiction that would apply the law of another jurisdiction and, to the extent applicable, the Bankruptcy Code.

9. Counterparts. This Amendment No. 1 may be signed upon any number of counterparts with the same effect as if the signatures on all counterparts are upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. l to the Asset Purchase Agreement as of the day and year first above written.

OCWEN LOAN SERVICING LLC

By
Name:
Title:

RESIDENTIAL CAPITAL, LLC

By
Name:
Title:

RESIDENTIAL FUNDING COMPANY, LLC

By
Name:
Title:

GMAC MORTGAGE, LLC

By
Name:
Title:

EXECUTIVE TRUSTEE SERVICES, LLC

By
Name:
Title:

ETS OF WASHINGTON, INC.

By
Name:
Title:

EPRE LLC

By
Name:
Title:

GMACM BORROWER LLC

By
Name:
Title:

RFC BORROWER LLC

By
Name:
Title:

EXHIBIT 12

MOTION